SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (date of earliest event reported) December 5, 2002
                               (December 6, 2002)




                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



 Oklahoma                           1-13726                       73-1395733
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(State or other jurisdiction     (Commission File No.)          (IRS Employer
     of incorporation)                                      Identification No.)


            6100 North Western Avenue, Oklahoma City, Oklahoma 73118
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               (Address of principal executive offices) (Zip Code)



                                (405) 848-8000
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              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

     Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on December 5, 2002 announcing an offering of common stock. The following was included in the press release:

     OKLAHOMA CITY, OKLAHOMA, DECEMBER 5, 2002 - Chesapeake Energy Corporation (NYSE:CHK) announced today that it will file a preliminary supplemental prospectus with the Securities and Exchange Commission relating to the proposed public offering of 20 million shares of common stock. The company expects to price the offering the week of December 9, 2002.

     Chesapeake intends to use the net proceeds of the offering to finance, in part, its recently announced acquisition of Mid-Continent natural gas properties from ONEOK, Inc., which is scheduled to close in January 2003, or in the event the ONEOK acquisition is not consummated, proceeds will be used for general corporate purposes including possible future acquisitions.

     Credit Suisse First Boston, Morgan Stanley and Salomon Smith Barney are joint book-running managers for the offering. Bear Stearns & Co. Inc., Lehman Brothers and Johnson Rice & Company, LLC are also managing underwriters. When available, copies of the preliminary prospectus supplement relating to the offering may be obtained from the offices of Credit Suisse First Boston, Prospectus Department, One Madison Avenue, New York, New York 10010,
212-325-2580, Morgan Stanley, Prospectus Department, 1585 Broadway, New York, New York 10036, 212-761-4000, and Salomon Smith Barney, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220, 718-765-6732.

     Chesapeake is an independent energy company engaged in oil and natural gas exploitation, acquisition and exploration activities primarily in the Gulf of Mexico, the Rocky Mountains, Permian Basin/Mid-Continent and the Gulf Coast.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

     Chesapeake Energy Corporation is one of the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             CHESAPEAKE ENERGY CORPORATION



                                              By: /s/ Aubrey K. McClendon
                                              ---------------------------------
                                                      Aubrey K. McClendon
                                                    Chairman of the Board and
                                                     Chief Executive Officer

Dated:        December 6, 2002